UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 1, 2024

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd. Charlotte, North Carolina	28217
(Address of principal executive offices)	Zip Code

(704) 414-4700

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 1, 2024, Six Flags Entertainment Corporation (formerly known as CopperSteel HoldCo, Inc.) (the “Company”) completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of November 2, 2023 (the “Merger Agreement”), by and among the Company (then, CopperSteel HoldCo, Inc.), Cedar Fair, L.P. (“Cedar Fair”), Six Flags Entertainment Corporation (“Former Six Flags”) and CopperSteel Merger Sub, LLC (“Copper Merger Sub”). Pursuant to the Merger Agreement, (i) Copper Merger Sub was merged with and into Cedar Fair (the “Cedar Fair First Merger”), with Cedar Fair continuing as the surviving entity (the “Cedar Fair Surviving Entity”) and a direct subsidiary of the Company, (ii) the Cedar Fair Surviving Entity was subsequently merged with and into the Company (the “Cedar Fair Second Merger” and together with the Cedar Fair First Merger, the “Cedar Fair Mergers”), with the Company continuing as the surviving corporation, and (iii) Former Six Flags merged with and into the Company (the “Six Flags Merger” and together with the Cedar Fair Mergers, the “Mergers”), with the Company continuing as the surviving corporation. Upon the consummation of the Mergers, the separate legal existences of each of Copper Merger Sub, Cedar Fair and Former Six Flags ceased, and the Company changed its name to “Six Flags Entertainment Corporation”. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

Also on July 1, 2024, the Company filed a Current Report on Form 8-K reporting the completion of the Mergers (the “Original Report”). This Amendment No. 1 to the Original Report (“Amendment No. 1”) amends and supplements Item 9.01 of the Original Report to provide certain historical financial statement and pro forma financial information in connection with the Mergers. Any information required to be set forth in the Original Report which is not being amended or supplemented pursuant to this Amendment No. 1 is hereby incorporated by reference. Except as set forth herein, no modifications have been made to the information contained in the Original Report and the Company has not updated any information contained therein to reflect the events that have occurred since the date of the Original Report. Accordingly, this Amendment No. 1 should be read in conjunction with the Original Report.

The pro forma financial information included in this Amendment No. 1 has been presented for informational purposes only and does not purport to represent the actual results that Former Six Flags and Cedar Fair would have achieved had the companies been combined during the periods presented, and is not intended to project any future results of operations for the combined company.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of businesses or funds acquired.

The audited consolidated financial statements of Former Six Flags as of December 31, 2023 and January 1, 2023 and for the years ended December 31, 2023, January 1, 2023 and January 2, 2022, are incorporated by reference into this item 9.01(a) from Exhibit 99.1 hereto. The unaudited condensed consolidated financial statements of Former Six Flags as of for the three and six months ended June 30, 2024 and July 2, 2023, are incorporated by reference into this item 9.01(a) from Exhibit 99.2 hereto.

(b) Pro Forma financial information

The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2024 and for the year ended December 31, 2023 is filed herewith as Exhibit 99.3 and is incorporated by reference into this item 9.01(b).

(c) Shell company transactions.

None.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP

99.1	Audited consolidated financial statements of Former Six Flags as of December 31, 2023 and January 1, 2023 and for the years ended December 31, 2023, January 1, 2023, and January 2, 2022 (incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, filed by Former Six Flags on February 29, 2024, as thereafter amended on April 29, 2024 (File No. 000-13703))

99.2	Unaudited condensed consolidated financial statements of Former Six Flags as of and for the three and six months ended June 30, 2024 (incorporated by reference to the Current Report on Form 8-K, filed by the Company on August 8, 2024 (File No. 000-42157))

99.3	Unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2024 and for the year ended December 31, 2023 (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2024	SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

	By:	/s/ Brian Witherow
	Name:	Brian Witherow
	Title:	Chief Financial Officer